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                    Exhibit 23.1--Consent of Independent Auditors

We consent to the use of our report dated August 15, 1996, incorporated by reference in the Annual Report (Form 10-K) of Energy West Incorporated for the year ended June 30, 1996 and the Registration Statement on Form S-3 and related Prospectus pertaining to the Dividend Reinvestment Plan, with respect to the consolidated financial statements, as amended, and the related financial statement schedule, as amended, included in this Form 10-K/A1.


                                                 /s/ ERNST & YOUNG LLP
                                                 --------------------------
                                                 ERNST & YOUNG LLP

Denver, Colorado
July 3, 1997


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